Exhibit 21.1
Zurn Water Solutions Corporation
List of Subsidiaries

Name	Place of Incorporation
Chase Acquisition I, Inc.	Delaware
Hadrian Inc.	Delaware
Just Manufacturing LLC	Delaware
ZBS Global, Inc. (f/k/a RBS Global, Inc.)	Delaware
Zurn LLC (f/k/a Rexnord LLC)	Delaware
Zurn Holdings, Inc. (f/k/a Rexnord-Zurn Holdings, Inc.)	Delaware
OEI, Inc.	Delaware
OEP, Inc.	Delaware
Krikles, Inc.	Delaware
World Dryer Corporation	Delaware
World Dryer China, LLC	Delaware
Zurn Dutch Holdco II LLC	Delaware
Zurco, Inc.	Delaware
Zurn International, Inc.	Delaware
Zurn Industries, LLC	Delaware
Zurn Neth Holdco LLC	Delaware
Zurn PEX, Inc.	Delaware
American Dryer, LLC	Illinois
Green Turtle Americas, LTD	North Carolina
7420 Clover Avenue LLC	Ohio
InsureRXN, Inc.	Vermont
Zurn Australia Pty Ltd.	Australia
Filamat Composites Inc.	Canada
Zurn Industries Limited	Canada
Hadrian Solutions ULC	Canada
3299461 Nova Scotia ULC	Canada
Zurn India Private Ltd.	India
Zurn Dutch Two C.V.	Netherlands
Zurn International Holdings B.V.	Netherlands
Zurn Water Solutions FZE (f/k/a Rexnord Middle East FZE)	UAE